UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Aspiration Funds

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Aspiration Funds
Aspiration Flagship Fund
4551 Glencoe Avenue
Marina Del Rey, CA  90292

December 7, 2018
Dear Shareholders,
The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter.  Aspiration Fund Adviser, LLC ("Aspiration" or the "Adviser") is the investment adviser of the Aspiration Flagship Fund (the "Fund"), a series of Aspiration Funds (the "Trust"). Pursuant to the terms of an exemptive order (the "Order") that the Trust and Aspiration received from the U.S. Securities and Exchange Commission (the "SEC"), Aspiration may, subject to approval of the board of trustees (the "Board" or the "Trustees") of the Trust, enter into or materially amend sub-advisory agreements without approval of the Fund's shareholders, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund. Aspiration provides ongoing oversight of the Fund's sub-adviser.
Emerald Separate Account Management, LLC ("Emerald") has served as investment sub-adviser to the Fund since June 19, 2014.  Emerald is a wholly-owned subsidiary of Emerald Asset Management, Inc.  On July 19, 2018, Emerald and 1251 Capital Group, Inc. ("1251") announced that they had agreed to form a partnership between the two firms.  Under the agreement, 1251 was to acquire a 51% controlling interest in Emerald.  The partnership took effect on September 30, 2018 (the "Transaction").
Under the Investment Company Act of 1940, as amended (the "1940 Act"), a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser, or a sub-adviser, to a third-party is presumed to constitute a "change in control" of the adviser. The 1940 Act further states that a change in control of an investment adviser causes the adviser's investment advisory agreement to be "assigned," which results in the automatic termination of the agreement by the agreement's terms, as required by the 1940 Act. The Transaction, as described above, is presumed to have constituted a "change in control" of Emerald for purposes of the 1940 Act and to have caused the "assignment" and resulting termination of the prior sub-advisory agreement between Aspiration and Emerald dated June 19, 2014 (the "Prior Sub-Advisory Agreement"). As a result, at a meeting held on September 11, 2018, the Board approved a new sub-advisory agreement between the Adviser and Emerald (the "New Sub-Advisory Agreement"). The New Sub-Advisory Agreement (attached to the Information Statement as Appendix A) is substantially similar to the Prior Sub-Advisory Agreement.

Additional information about Aspiration, Emerald, the New Sub-Advisory Agreement, and the Board's approval of the Sub-Advisory Agreement is contained in the Information Statement. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust's website.
A Notice of Internet Availability of the Information Statement will be mailed on or about December 7, 2018 to the Fund's shareholders of record as of September 30, 2018 (the "Record Date"). The Information Statement describes in greater detail the Sub-Advisory Agreement between the Adviser and Emerald with respect to the Fund. As there will be no vote taken, no shares are entitled to vote on matters discussed in this Information Statement.  Please note that, in reliance on the Order, the appointment of Emerald as a sub-adviser and the approval of the New Sub-Advisory Agreement on the Fund's behalf do not require a shareholder vote. Therefore, NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

As always, please feel free to contact the Fund at 1-800-683-8529 with any questions you may have.

Aspiration Funds
Aspiration Flagship Fund
4551 Glencoe Avenue
Marina Del Rey, CA  90292

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INFORMATION STATEMENT

____________________________________

December 7, 2018

Aspiration Fund Adviser, LLC ("Aspiration" or "Adviser") is the investment adviser of the Aspiration Flagship Fund (the "Fund"), a series of Aspiration Funds (the "Trust"). Pursuant to the terms of an exemptive order (the "Order") that the Trust and Aspiration received from the U.S. Securities and Exchange Commission (the "SEC"), Aspiration may, subject to approval of the board of trustees (the "Board" or the "Trustees") of the Trust, enter into or materially amend sub-advisory agreements without approval of the Fund's shareholders, provided that, among other things, an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund. Aspiration provides ongoing oversight of the Fund's sub-adviser.
Emerald Separate Account Management, LLC ("Emerald") has served as investment sub-adviser to the Fund since June 19, 2014.  Emerald is a wholly-owned subsidiary of Emerald Asset Management, Inc.  On July 19, 2018, Emerald and 1251 Capital Group, Inc. ("1251") announced that they had agreed to form a partnership between the two firms.  Under the agreement, 1251 would acquire a 51% controlling interest in Emerald.  The partnership took effect on September 30, 2018 (the "Transaction").
Under the Investment Company Act of 1940, as amended (the "1940 Act"), a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser, or, a sub-adviser, to a third-party is presumed to constitute a "change in control" of the adviser. The 1940 Act further states that a change in control of an investment adviser causes the adviser's investment advisory agreement to be "assigned," which results in the automatic termination of the agreement by the agreement's terms as required by the 1940 Act. The Transaction, as described above, is presumed to have constituted a "change in control" of Emerald for purposes of the 1940 Act and to have caused the "assignment" and resulting termination of the prior sub-advisory agreement between Aspiration and Emerald dated June 19, 2014 (the "Prior Sub-Advisory Agreement"). As a result, at a meeting held on September 11, 2018, the Board approved a new sub-advisory agreement between the Adviser and Emerald (the "New Sub-Advisory Agreement"). The New Sub-Advisory Agreement is substantially similar to the Prior Sub-Advisory Agreement (attached hereto as Appendix A).
This Information Statement is being supplied to shareholders of the Fund in lieu of a proxy statement, pursuant to the terms of the Order. Notice regarding the Internet availability of this Information Statement will be mailed on or about December 7, 2018, to the Fund's shareholders of record as of September 30, 2018 (the "Record Date"). This Information Statement describes the New Sub-Advisory Agreement between the Adviser and Emerald with respect to the Fund. As there will be no vote taken, no shares are entitled to vote on matters discussed in this Information Statement. The Fund will bear the cost of the preparation, printing and distribution of this Information Statement.
The Trust will furnish, without charge, a copy of the Fund's most recent annual and semi-annual report succeeding the annual report, if any, to any shareholder upon request. To obtain the Fund's annual or semi-annual report, please contact the Fund by calling 1-800-733-3863 or by writing to Aspiration Flagship Fund, c/o Nottingham Shareholder Services, 116 South Franklin Street, Post Office Box 4365, Rocky Mount, NC 27803-0365.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.
Background
The Adviser is located at 4551 Glencoe Avenue, Marina Del Rey, CA  90292. As of December 31, 2017, the Adviser had approximately $61 million in assets under management. Under the terms of the Trust's investment advisory agreement with the Adviser ("Advisory Agreement"), the Adviser, subject to the supervision of the Board provides or arranges to be provided to the Fund such investment advice as its deems advisable and will furnish or arrange to be furnished a continuous investment program for the Fund consistent with the Fund's investment objective and policies.
The Fund pays no fees to the Adviser as compensation for management services. Only clients of the Adviser may invest in the Fund. These advisory clients must establish an advisory relationship and open an individual advisory account with the Adviser before investing in the Fund. The Adviser does not impose a set fee to manage individual advisory accounts. Instead, advisory clients can pay the Adviser a fee in the amount they believe is fair, ranging from 0% to 2% of the value of the account.
In the interest of limiting expenses of the Fund, the Adviser has entered into an Expense Limitation Agreement with the Trust, pursuant to which the Adviser has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of the Fund (other than brokerage costs, interest, taxes, dividends, litigation and indemnification expenses, expenses associated with the investments in underlying investment companies and extraordinary expenses) are limited to 0.50% of the average daily net assets of the Fund for the period ending January 31, 2019. The Expense Limitation Agreement can only be terminated prior to that date at the discretion of the Fund's Board. It is expected that the Expense Limitation Agreement will automatically renew upon the effective date of the Fund's annual update to its registration statement. Any fees or expenses waived or reimbursed by the Adviser are subject to repayment by the Fund within the three fiscal years following the fiscal year in which the expenses were incurred if the Fund is able to make the repayment without exceeding its current Maximum Operating Expense Limit or the Maximum Operating Expense Limit in place at the time of the initial Agreement.
The Advisory Agreement continues for an initial term of two years, and on a year-to-year basis thereafter, provided that continuance is approved at least annually by specific approval of the Board or by vote of the holders of a majority of the outstanding voting securities of the Fund. In either event, it must also be approved by a majority of the Trustees who are neither parties to the agreement nor interested persons, as defined in the 1940 Act, at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated at any time without the payment of any penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days' written notice to the Adviser. In the event of its assignment, the Advisory Agreement will terminate automatically.
The Fund uses a "multi-manager" approach by selecting one or more sub-advisers to manage the Fund's assets. Section 15(a) of the 1940 Act generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment adviser or sub-adviser for the mutual fund. As indicated above, the Trust and the Adviser have obtained the Order from the SEC, which permits the Adviser to enter into sub-advisory agreements with sub-advisers without obtaining shareholder approval, pursuant to certain conditions. The Adviser, subject to the review and approval of the Board, may select sub-advisers for the Fund, and supervise and monitor the performance of the sub-adviser(s). The Order also permits the Adviser, subject to the approval of the Board, to replace or remove sub-advisers or amend sub-advisory agreements without shareholder approval (except in the case of affiliated sub-advisers) whenever the Adviser and the Board believe such action will benefit the Fund and its shareholders, subject to certain conditions.
THE SUB-ADVISORY AGREEMENT

The terms of the New Sub-Advisory Agreement are identical in all material respects to those of the Prior Sub-Advisory Agreement, except for the date of execution, effectiveness, and termination. There will be no increase in fees paid by the Fund in connection with the New Sub-Advisory Agreement. The New Sub-Advisory Agreement with respect to the Fund is dated September 11, 2018, for effectiveness on October 1, 2018, and it is effective until September 30, 2020.

The New Sub-Advisory Agreement is attached as Appendix A. You should read the New Sub-Advisory Agreement. The description in this Information Statement of the New Sub-Advisory Agreement is only a summary.

Subject to the authority of the Board and oversight by the Adviser, during the term of the New Sub-Advisory Agreement, Emerald will be responsible for management of the Fund's investment portfolio according to the Fund's investment objective, policies and restrictions.

The Sub-Adviser is entitled to receive an annual sub-advisory fee, paid by the Adviser – not the Fund – for advisory services provided to the Fund, according to a formula. In addition, the Adviser and Sub-Adviser each donate 10% of their respective fees to charity. The Adviser will donate 10% of its fees after deducting the sub-advisory fee paid to the Sub-Adviser and the Sub-Adviser will donate 10% of its fees after receiving its fee from the Adviser.  From October 1, 2017 through September 30, 2018, Emerald received compensation from the Adviser in the total amount of $20,146.51.

The New Sub-Advisory Agreement may be terminated by the Trust at any time on at least 60 days prior written notice to Emerald, without the payment of any penalty, (i) by vote of the Trustees or (ii) by vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) of the Fund. Additionally, the New Sub-Advisory Agreement may be terminated at any time by the Adviser, on at least 60 days prior written notice to the Emerald, and subject to certain termination conditions as agreed to between the Adviser and Emerald.  Emerald may terminate the New Sub-Advisory Agreement at any time, without the payment of any penalty, on at least 60 days prior written notice to the Adviser and the Fund. The New Sub-Advisory Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Advisory Agreement.
About Emerald
Emerald, a Delaware limited liability company located at 3175 Oregon Pike, Leola, PA 17540, has served as the Fund's sub-adviser since June 19, 2014. Emerald is an investment adviser registered with the SEC whose 16-member in-house research team uses a proprietary 10-step research process dedicated to intense, hands-on, fundamental research specifically designed to identify unrecognized and under-researched growth companies.  Below is the name and principal occupation of each principal executive officer, director or controlling entity of Emerald as of September 30, 2018, as to the best of the Trust's knowledge.
Name	Title & Principal Occupation	Business Address
Emerald Asset Management	Owner of Emerald Separate Account Management ("EmSAM")	3175 Oregon Pike Leola, PA 17540
Emerald Asset Management Employee Stock Ownership Trust ("Emerald ESOT")	Owner of Emerald Asset Management ("EAM")	3175 Oregon Pike Leola, PA 17540
Joseph Besecker	President of EAM and Trustee of Emerald ESOT	3175 Oregon Pike Leola, PA 17540
Daniel Moyer	Managing Director of EAM and Trustee of Emerald ESOT	3175 Oregon Pike Leola, PA 17540
Paul Ware	Trustee of Emerald ESOT	3175 Oregon Pike Leola, PA 17540

BOARD CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENT
In connection with a regular meeting held on September 11, 2018, the Board, including a majority of the Independent Trustees, discussed the approval of the New Sub-Advisory Agreement. In considering the New Sub-Advisory Agreement, the Board received materials specifically relating to the New Sub-Advisory Agreement. The Trustees were assisted by independent legal counsel throughout the agreement review process. The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the New Sub-Advisory Agreement and the weight to be given to each such factor. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the New Sub-Advisory Agreement.

The Board noted that the services provided under the New Sub-Advisory Agreement will be identical to those provided under the Prior Sub-Advisory Agreement. In addition, the sub-advisory fee under the New Sub-Advisory Agreement will remain the same as the sub-advisory fee under the Prior Sub-Advisory Agreement.  Emerald represented that under the New Sub-Advisory Agreement there would be no diminution in services provided by Emerald to the Fund or changes in the fee payable by the Adviser to Emerald as a result of the change in control.
In deciding on whether to approve the New Sub‐Advisory Agreement, the Trustees reviewed and then considered numerous factors, including:

(1) The nature, extent, and quality of the services provided by the Sub-Advisor.  In considering the nature, extent, and quality of the services provided by the Sub-Advisor, the Trustees noted that they had considered the responsibilities of the Sub-Advisor under the Prior Sub-Advisory Agreement and that those responsibilities would not change under the New Sub-Advisory Agreement. The Trustees reviewed the services being provided by the Sub-Advisor to the Fund including, without limitation, the quality of its investment advisory services since the Fund's inception (including research and recommendations with respect to portfolio securities); its procedures for formulating investment recommendations and assuring compliance with the Fund's investment objectives and limitations; its coordination of services for the Fund among the Fund's service providers; and its efforts to promote the Fund, grow the Fund's assets, and assist in the distribution of Fund shares. The Trustees also considered that the Sub-Advisor advised the Board that the information previously provided to the Board in connection with the renewal of the Prior Sub-Advisory Agreement has not materially changed. The Trustees considered that the Sub-Advisor advised the Board that its current executive and management team would continue to independently manage day-to-day operations and retain full control of the investment process and function after the Transaction. The Trustees also considered that 1251 informed the Board that the Sub-Advisor is expected to continue providing the same level of compliance operational support to the Fund under the New Sub-Advisory Agreement. After reviewing the foregoing information and further information from the Sub-Advisor, the Board concluded that the nature, extent, and quality of the services provided by the Sub-Advisor were satisfactory and adequate for the Fund.

(2) The investment performance of the Fund and the Sub-Advisor. In considering the investment performance of the Fund and Sub-Advisor, the Trustees considered that they had previously compared the performance of the Fund with the performance of its benchmark index, comparable funds with similar objectives managed by other investment advisors, and applicable peer group data; the consistency of the Sub-Advisor's management of the Fund with its investment objective, policies and limitations; the short-term investment performance of the Fund; the Sub-Advisor's experience managing the Fund; and the Sub-Advisor's historical investment performance. The Trustees noted that the Sub-Advisor had advised that Board that the information previously provided to the Board in connection with the renewal of the Prior Sub-Advisory Agreement has not materially changed. Upon further consideration, the Board concluded that the investment performance of the Fund and the Sub-Advisor was satisfactory.

(3) The costs of the services provided and profits realized by the Sub-Advisor and its affiliates from the relationship with the Fund. In considering the costs of the services provided and profits realized by the Sub-Advisor and its affiliates from the relationship with the Fund, the Trustees noted that the management fee, which is based on a percentage of fees received by the Advisor, calculated after the Advisor's 10% donation to charity, would remain the same under the New Sub-Advisory Agreement. The Trustees considered that they had previously evaluated the Sub-Advisor's staffing, personnel, and methods of operating; the education and experience of the Sub-Advisor's personnel; the Sub-Advisor's compliance program; the financial condition of the Sub- Advisor; the level of commitment to the Fund and the Sub-Advisor by the principals of the Sub-Advisor; the asset level of the Fund; the overall expenses of the Fund; and the nature and frequency of advisory fee payments allocated by individual investors in the Fund in connection with the renewal of the Prior Sub-Advisory Agreement. The Trustees noted the Sub-Advisor has advised the Board that the information previously provided to the Board in connection with the renewal of the Prior Sub-Advisory Agreement has not materially changed. The Trustees also considered that they had previously reviewed the financial statements for the Sub-Advisor and discussed the financial stability and profitability of the firm and considered the potential benefits for the Sub-Advisor in managing the Fund, including promotion of the Sub-Advisor's name and the potential for the Sub-Advisor to generate soft dollars from Fund trades that may benefit the Sub-Advisor's other clients in connection with the renewal of the Prior Sub-Advisory Agreement. The Trustees considered that they had previously compared the fees and expenses of the Fund (including the management fee) to other funds comparable in terms of the type of fund, the nature of its investment strategy, and its style of investment management, among other factors, in connection with the renewal of the Prior Sub-Advisory Agreement. Upon further consideration and discussion of the foregoing, the Board concluded that the fees to be paid to the Sub-Advisor by the Advisor were fair and reasonable in relation to the nature and quality of the services provided by the Sub-Advisor and that they reflected charges that were within a range of what could have been negotiated at arm's length.

(4) The extent to which economies of scale are realized as the Fund grows and whether the sub‐advisory fee levels reflect these economies of scale for the benefit of the Fund's investors. In considering the extent to which economies of scale are realized as the Fund grows and whether the sub-advisory fee levels reflect these economies of scale for the benefit of the Fund's investors, the Trustees noted that, in connection with their review of the Prior Sub-Advisory Agreement, they had previously reviewed the Fund's operational history (and noted that the size of the Fund had not provided an opportunity to realize economies of scale); reviewed the Fund's fee arrangements for breakpoints or other provisions that would allow the Fund's shareholders to benefit from economies of scale in the future as the Fund grows, and noted that the Fund was a relatively small size and economies of scale were unlikely to be achievable in the near future; and pointed out that breakpoints in the advisory fee could be reconsidered in the future. Following further discussion of the Fund's asset levels, expectations for growth, and fee levels, the Board determined that the Fund's fee arrangements were fair and reasonable at the present time in relation to the nature and quality of the services provided by the Sub-Advisor.

(5) The Sub‐Advisor's practices regarding brokerage and portfolio transactions. In considering the Sub-Advisor's practices regarding brokerage and portfolio transactions, the Trustees noted that they had previously reviewed the Sub-Advisor's standards, and performance in utilizing those standards, for seeking best execution for Fund portfolio transactions. The Trustees also noted that they had considered the portfolio turnover rate for the Fund; the process by which evaluations are made of the overall reasonableness of commissions paid; the method and basis for selecting and evaluating the broker-dealers used; any allocation of portfolio business to persons affiliated with the Sub-Advisor; the extent to which the Fund allocates portfolio business to broker-dealers who provide research, statistical, or other services (soft dollars); and, that due to the Funds strategy of investing in other funds, the Fund does not pay brokerage commissions. The Trustees also considered that the Sub-Advisor has advised the Board that the information previously provided to the Board in connection with the renewal of the Prior Sub-Advisory Agreement has not materially changed. After further review and discussion, the Board determined that the Sub-Advisor's practices regarding brokerage and portfolio transactions were satisfactory.

 (6) The Sub‐Advisor's practices regarding conflicts of interest. In considering the Sub-Advisor's practices regarding possible conflicts of interest, the Trustees noted that, in connection with its review of the Prior Sub-Advisory Agreement, they had previously evaluated the potential for conflicts of interest and considered such matters as the experience and ability of the advisory personnel assigned to the Fund; the basis of decisions to buy or sell securities for the Fund and the Sub-Advisor's other accounts; the method for bunching of portfolio securities transactions; and the substance and administration of the Sub-Advisor's code of ethics. The Board noted that they had been advised that the information previously provided to the Board in connection with the renewal of the Prior Sub-Advisory Agreement has not materially changed and, following further consideration and discussion, the Board indicated that the Sub-Advisor's standards and practices relating to the identification and mitigation of possible conflicts of interests were satisfactory.
The Board, having requested and reviewed certain information from Emerald and the Adviser as the Trustees believed to be reasonably necessary to evaluate the terms of the New Sub-Advisory Agreement, and as assisted by the advice of independent counsel, concluded that approval of the New Sub-Advisory agreement was in the best interests of the Fund and its shareholders.

* * *

ADDITIONAL INFORMATION

Principal Holders of Voting Securities
As of the Record Date, there were issued and outstanding 1,474,532.081 shares of the Fund.  To the best knowledge of the Trust, as of the Record Date, no person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) is known to the Trust to be the beneficial owner of more than five percent of the shares of the Fund. Shareholders owning more than 25% of the shares of the Fund are considered to "control" the Fund, as that term is defined under the 1940 Act.
As of September 30, 2018, with the exception of Andrei Cherny who held a 1.21% ownership of the Fund, the Trustees and officers of the Trust as a group owned beneficially (i.e., had direct or indirect voting and/or investment power) less than 1% of the outstanding shares.
Operation of the Fund

The Trust is an open-end management investment company organized as a Delaware statutory trust and is registered under the 1940 Act. The Board supervises the activities of the Fund.  Like other mutual funds, the Fund retains other entities to perform specialized services. The Fund currently retains the Adviser as the Fund's investment adviser. The Adviser has retained Emerald to be a sub-adviser for the Fund. The Nottingham Company, 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069, provides the Fund with transfer agent, accounting, dividend paying agent, shareholder servicing agent, and administrative services. Capital Investment Group, Inc., 100 E. Six Forks Road, Suite 200, Raleigh, North Carolina 27609, is the principal underwriter and distributor of the Fund's shares and serves as the Fund's exclusive agent for the distribution of the Fund's shares. UMB Bank, N.A., 1010 Grand Blvd Kansas City, Missouri 64106, serves as custodian of the Fund's assets.

Payments to Affiliated Brokers

During the fiscal year ended September 30, 2018, the Fund did not pay brokerage commissions to an affiliated broker.

Shareholder Proposals

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

Delivery of Documents to Shareholders Sharing an Address. Only one Notice of Internet Availability of this Information Statement will be delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from any such shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of the Notice Regarding Internet Availability of this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling 1-800-773-3863, or by writing to Aspiration Flagship Fund c/o The Nottingham Company, 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069. Shareholders at a shared address can also contact the Fund to indicate their preference regarding receiving multiple or single copies of annual or semiannual reports, information statements or Notices of Internet Availability of proxy materials at their shared address.

Shareholder Reports
The Fund's annual and semi-annual reports are available upon request, without charge, by calling the Fund toll free at 1-800-773-3863.

ATTACHMENT A
SUB-INVESTMENT ADVISORY AGREEMENT
AGREEMENT made this 11th day of September, 2018, between Aspiration Fund Adviser, LLC (the "Investment Adviser"), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Emerald Separate Account Management, LLC (the "Sub-Adviser"), a Delaware corporation registered as an investment adviser under the Advisers Act, with respect to the Aspiration Flagship Fund (the "Fund"), a series of Aspiration Funds (the "Trust").
WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
WHEREAS, the Investment Adviser serves as investment adviser for the Fund pursuant to an Investment Advisory Agreement between the Trust, on behalf of the Fund, and the Investment Adviser dated as of the January 24, 2014, as amended (the "Advisory Agreement");
WHEREAS, the Advisory Agreement permits the Investment Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act;
WHEREAS, the Investment Adviser desires to retain Sub-Adviser to assist it in the provision of a continuous investment program for that portion of the Fund's assets that the Adviser will assign to the Sub-Adviser, and Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement; and
WHEREAS, the Adviser has received (and has provided to the Trust), at least 48 hours prior to the execution of this Agreement, a copy of Part II of the Sub-Adviser's Form ADV, as amended;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1.
Appointment. The Investment Adviser hereby appoints the Sub-Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement.  The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.	Delivery of Documents. The Investment Adviser has furnished the Sub-Adviser with copies, properly certified or authenticated, of each of the following:
(a)	resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser as sub-adviser of the Fund and approving this Agreement;
(b)
if and to the extent the Fund has any shareholders and to the extent required, (i) proof of shareholder approval of the appointment of the Sub-Adviser, or (ii) a copy of any applicable orders of exemption issued by the Securities and Exchange Commission concerning shareholder approval requirements;

(c)
the most recent Prospectus, Summary Prospectus and Statement of Additional Information relating to any class of Shares representing interests in the Fund (such Prospectus, Summary Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively referred to as the "Prospectus");

(d)	The Fund's Advisory Agreement;
(e)	The Trust's most recent effective registration statement and financial statements as filed with the Securities and Exchange Commission (if any);
(f)	The Trust's Agreement and Declaration of Trust and By-Laws; and
(g)	Any policies, procedures or instructions adopted or approved by the Trust's Board of Trustees relating to obligations and services provided by the Sub-Adviser.
The Investment Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.
3.
Management. Subject to the supervision of the Investment Adviser, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to the portion of the securities and investments and cash equivalents in the Fund.  The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund and place, from time to time, orders for all purchases and sales made for the Fund. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees, provided that the Sub-Adviser has notice or knowledge of any changes by the Board of Trustees to such investment objectives, policies or restrictions.

The Sub-Adviser is authorized on behalf of the Fund to (i) enter into agreements and execute any documents required to meet the obligations of the Fund with respect to any investments made for the Fund Account which shall include any market and/or industry standard documentation and the standard representations contained therein; and (ii) acknowledge the receipt of brokers' risk disclosure statements, electronic trading disclosure statements and similar disclosures. The Sub-Adviser further shall have authority to instruct the Trust to:  (i) pay cash for securities and other property delivered for the Fund, and (ii) deposit margin or collateral which shall include the transfer of money, securities or other property to the extent necessary to meet the obligations of the Fund with respect to any investments made for the Fund account. The Sub-Adviser shall not have the authority to cause the Trust to deliver securities and other property, or pay cash to the Sub-Adviser other than payment of the management fee provided for in this Agreement.
The Sub-Adviser further agrees that it:
(a)	will use the same skill and care in providing such services as it uses in providing services to its other accounts for which it has investment responsibilities;

(b)
will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the 1940 Act and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

(c)
will place or cause to be placed orders for a Fund either directly with the issuer or with any broker or dealer. Subject to the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, the Sub-Adviser may affect securities transactions which cause the Fund to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged, provided that the Investment Adviser determined in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer utilized by the Investment Adviser. However, a broker or dealer's sale or promotion of Fund shares shall not be a factor considered by the Sub-Adviser or its personnel responsible for selecting brokers or dealers to effect securities transactions on behalf of the Fund(s), nor shall the Sub-Adviser enter into any agreement or understanding under which it will direct brokerage transactions or revenue generated by those transactions to brokers or dealers to pay for distribution of Fund shares. In no instance will portfolio securities be purchased from or sold to the Trust's principal underwriter, the Investment Adviser, the Sub-Adviser or any affiliated person of the Trust, the Trust's principal underwriter, Investment Adviser or Sub-Adviser, except to the extent permitted by the 1940 Act and the Commission;

(d)
will maintain all books and records with respect to the securities transactions of the Fund and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may request; and

(e)
will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund, including a Fund's portfolio holdings, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

Notwithstanding any other provision to the contrary, the Sub-Adviser shall have no obligation to perform the following services or to have employees of the Sub-Adviser perform the following roles, as applicable: (a) shareholder services or support functions, such as responding to shareholders' questions about the Fund or its investments or strategies; (b) providing employees of the Sub-Adviser to serve as officers of the Trust; (c) providing employees of the Sub-Adviser to serve as the Trust's Chief Compliance Officer and associated staff.

The Sub-Adviser may delegate portfolio management and administrative and back office duties to its affiliates and may share such information as necessary to accomplish these purposes.  In all cases, the Sub-Adviser shall remain liable as if such services were provided directly. No additional fees shall be imposed for such services except as otherwise agreed.
4.
Objective, Policies and Restrictions. The Investment Adviser will, or will cause the Trust to, on an ongoing basis, notify the Sub-Adviser in advance in writing of each change in the fundamental and non-fundamental investment policies of the Fund and will provide the Sub-Adviser with such further information concerning the investment objective, policies, restrictions and such other information applicable thereto as the Sub-Adviser may from time to time reasonably request for performance of its obligations under this Agreement.

5.
Transaction Procedures.  All transactions will be consummated by payment to or delivery by the custodian designated by the Trust (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Fund, and the Sub-Adviser shall not have possession or custody thereof.  The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust and to the administrator designated by the Trust or any other designated agent of the Trust, all investment orders for the Fund placed by it with brokers and dealers.  The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

6.
Proxies. The Investment Adviser hereby delegates to the Sub-Adviser the Investment Adviser's discretionary authority to exercise voting rights with respect to the securities and other investments. The Sub-Adviser shall have the power to vote, either in person or by proxy, all securities in which the Fund may be invested from time to time. The Sub-Adviser will provide the Investment Adviser with a copy of the Sub-Adviser's proxy voting policies and procedures and establish a process for the timely distribution of the Sub-Adviser's voting record with respect to the Fund's securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended, Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

7.
Agent. Subject to any other written instructions of the Investment Adviser or the Trust, the Sub-Adviser is hereby appointed as agent and attorney-in-fact for the Fund for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Fund. The Sub-Adviser agrees to provide the Investment Adviser and the Trust with copies of any such agreements executed specifically on behalf of the Fund.

8.	Services Not Exclusive.
(a)
The Sub-Adviser and its officers may act and continue to act as investment managers for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Sub-Adviser to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Fund or the Trust.

(b)
Nothing in this Agreement shall limit or restrict the Sub-Adviser, affiliates, or any of either of their respective members, partners, officers, or employees from buying, selling or trading in any securities for its or their own account. The Investment Adviser acknowledges (and represents that the Trust has acknowledged) that the Sub-Adviser, its affiliates and their respective members, partners, officers, employees and other clients may, at any time, have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired or disposed of for the Fund. The Sub-Adviser shall have no obligation to acquire for the Fund a position in any investment which the Sub-Adviser, any affiliate, or any of their respective members, partners, officers, or employees may acquire for its or their own accounts or for the account of another client, so long as it continues to be the policy and practice of the Sub-Adviser not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities so that, to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

(c)
The Sub-Adviser agrees that this Section does not constitute a waiver by the Trust or the Investment Adviser of the obligations imposed upon the Sub- Adviser to comply with Sections 17(d) and 17(j) of the 1940 Act, and the rules thereunder, nor constitute a waiver by the Trust or the Investment Adviser of the obligations imposed upon the Sub-Adviser under Section 206 of the Investment Advisers Act of 1940 and the rules thereunder. Further, the Sub-Adviser agrees that this does not constitute a waiver by the Trust or the Investment Adviser of the fiduciary obligation of the Sub-Adviser arising under federal or state law, including Section 36 of the 1940 Act. The Sub-Adviser agrees that this Section 8 shall be interpreted consistent with the provisions of Section 17(i) of the 1940 Act.

9.
Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, provided, however, that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

10.
Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement. Notwithstanding anything to the contrary, the Sub-Adviser shall, for absence of doubt, not (i) pay for the cost of securities (including brokerage commissions, if any, taxes, borrowing costs (such as dividend expenses on securities sold short and interest)) purchased for the Fund, or (ii) be required to pay any other expenses of or for the Trust or the Fund that have not been expressly assumed by the Investment Adviser or of which the Sub-Adviser has been provided less than 60 days advance notice.

11.
Compensation. For the services provided pursuant to this Agreement, the Investment Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee as set forth on Schedule A hereto. Such fee will be paid quarterly.

12.
Limitation of Liability. The Sub-Adviser, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

13.
Duration and Termination. Unless sooner terminated, this Agreement shall continue for an initial period of no more than two years from the date above, and thereafter shall continue automatically for successive annual periods with respect to the Fund, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and by the vote of a majority of the Trust's Board of Trustees or (b) by a vote of the "vote of a majority of the outstanding voting securities" of the Fund, which means the lesser of (i) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding shares of the Fund.

14.	Termination. Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty:
(a)	by the Trust by vote of the Trust's Board of Trustees or by a vote a majority of the outstanding voting securities of the Fund;
(b)	by the Investment Adviser or the Sub-Adviser at any time on 60 days' written notice;
(c)
by any party hereto upon written notice to the other party in the event of a breach of any provision of this Agreement by the other party if the breach is not cured within 20 days of written notice of the breach; or

(d)	Immediately in the event of its assignment.
15.
Sub-Adviser's Representations. The Sub-Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations. The Sub-Adviser further represents the following:

(a)	The Sub-Adviser is registered as an investment adviser under the Advisers Act;
(b)
The Sub-Adviser is a limited liability company duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)
The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's powers and have been duly authorized by all necessary actions of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser; and

(d)
The Form ADV provided to the Investment Adviser and the Trust by the Sub-Adviser is a true and complete copy of the form, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

16.
Confidentiality. Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, or (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process after reasonable notice to the other party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

17.
Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of the trustees who are not interested persons of the Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the 1940 Act by the Securities and Exchange Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates.

18.	Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Delaware.
19.
Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or email addresses, which may from time to time be changed by the parties by notice to the other party:

If to the Sub-Adviser:
ATTN: James Meehan
Title: Chief Compliance Officer
Emerald Separate Account Management, LLC
3175 Oregon Pike
Leola, PA 17540
Email: jmeedhan@teamemerald.com

If to the Investment Adviser:
Andrei Cherny
Chief Executive Officer
Aspiration Fund Adviser, LLC
4551 Glencoe Avenue
Marina Del Rey, CA 90292
Email:  acherny@aspiration.com
20.
Survival. Sections 15 and 16, respectively, shall survive for the duration of this Agreement and the Sub-Adviser shall promptly notify the Investment Adviser in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

21.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.
22.	Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
23.
Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

24.	Entire Agreement. This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
Aspiration Fund Adviser, LLC

By: /s/ Andrei Cherny

Name:  Andrei Cherny

Title:  CEO

 Emerald Separate Account Management, LLC

By:  /s/ Dan Moyer

Name:  Dan Moyer

Title:  Executive VP

DATED: September 11, 2018

SCHEDULE A
TO THE
SUB-INVESTMENT ADVISORY AGREEMENT
BETWEEN
ASPIRATION FUND ADVISER, LLC
AND
EMERALD SEPARATE ACCOUNT MANAGEMENT LLC

Name of Fund	Compensation
Aspiration Flagship Fund
Annual rate of 30% of fees received, in arrears, by Aspiration Fund Adviser, LLC for Advisory Services to the Aspiration Flagship Fund calculated after Aspiration donates 10% of fees it receives to charity.

Aspiration Fund Adviser, LLC

By: /s/ Andrei Cherny

Name:  Andrei Cherny

Title:  CEO

 Emerald Separate Account Management, LLC

By:  /s/ Dan Moyer

Name:  Dan Moyer

Title:  Executive VP

Aspiration Funds
Aspiration Flagship Fund
4551 Glencoe Avenue
Marina Del Rey, CA  90292

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Aspiration Flagship Fund (the "Fund"), a series of Aspiration Funds (the "Trust"). We encourage you to access and review all of the important information contained in the Information Statement.
Pursuant to the terms of an exemptive order (the "Order") that the Trust and the Fund's investment adviser, Aspiration Fund Adviser, LLC ("Aspiration"), received from the U.S. Securities and Exchange Commission (the "SEC"), Aspiration may, subject to approval of the board of trustees (the "Board" or the "Trustees") of the Trust, enter into or materially amend sub-advisory agreements without approval of the Fund's shareholders, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.
Emerald Separate Account Management, LLC ("Emerald") has served as an investment sub-adviser to the Fund since June 19, 2014.  Emerald is a wholly-owned subsidiary of Emerald Asset Management, Inc.  On July 19, 2018, Emerald and 1251 Capital Group, Inc. ("1251"), announced that they had agreed to form a partnership between the two firms.  Under the agreement, 1251 was to acquire a 51% controlling interest in Emerald.  The partnership took effect on September 30, 2018 (the "Transaction").
Under the Investment Company Act of 1940, as amended (the "1940 Act"), a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser, or a sub-adviser, to a third-party is presumed to constitute a "change in control" of the adviser. The 1940 Act further states that a change in control of an investment adviser causes the adviser's investment advisory agreement to be "assigned," which results in the automatic termination of the agreement by the agreement's terms as required by the 1940 Act. The Transaction, as described above, is presumed to have constituted a "change in control" of Emerald for purposes of the 1940 Act and have caused the "assignment" and resulting termination of the prior sub-advisory agreement between Aspiration and Emerald dated June 19, 2014 (the "Prior Sub-Advisory Agreement"). As a result, the Board of Trustees of the Trust (the "Board") at a meeting held on September 11, 2018, approved a new sub-advisory agreement between Aspiration and Emerald (the "New Sub-Advisory Agreement"), which is substantially similar to the Prior Sub-Advisory Agreement (attached to the Information Statement as Appendix A).
 Additional information about Aspiration, Emerald, the New Sub-Advisory Agreement, and the Board's approval of the Sub-Advisory Agreement is contained in the Information Statement. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust's website.
This Notice of Internet Availability of the Information Statement is being mailed on or about December 7, 2018, 2018 to shareholders of record of the Fund as of September 30, 2018. The Information Statement will be available for printing on the Trust's website at www.aspiration.com until March 7,  2019. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at shareholders@ncfunds.com or toll-free at 1-800-773-3863.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one.
Please note that, in reliance on the Order, the appointment of Emerald as a sub-adviser and the approval of the New Sub-Advisory Agreement on the Fund's behalf do not require a shareholder vote. Therefore, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.